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                                                                    EXHIBIT 10.1

                                      LEASE

                                    ARTICLE I

     1.1 Reference Data. Each reference in this Lease to any of the following subjects shall be construed to incorporate the corresponding data stated below:

DATE:                              May 22, 2002

PREMISES:                          See Section 2.1 below

LANDLORD:                          American Power Conversion Corporation, a
                                   Delaware corporation

ADDRESS OF LANDLORD:               132 Fairgrounds Road, West Kingston, Rhode
                                   Island 02806

TENANT: Photoelectron Corporation, a Massachusetts corporation

ADDRESS OF TENANT:                 5 Forbes Road, Lexington, Massachusetts

TERM:                              See Section 2.2 below

OPTION TO EXTEND:                  One optional extension period of five (5)
                                   years.

BASE ANNUAL FIXED RENT:            $260,700.00 per annum

LEASE YEAR:                        A period of twelve (12) months commencing
                                   on the Commencement Date or on any
                                   anniversary of the Commencement Date.

PERMITTED USE:                     Research and development and light
                                   manufacturing related to miniature x-ray systems and office use accessory thereto.

INITIAL MINIMUM LIMITS OF
TENANT'S GENERAL LIABILITY
INSURANCE:                         $5,000,000 combined single limit per
                                   occurrence and $7,000,000 in the aggregate on a per location basis.

SECURITY DEPOSIT:                  $130,350.00

BROKERS:                           Oddo, Inc.

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                                   ARTICLE II

                                Premises and Term

     2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases rom Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease and all easements, reservations, restrictions and other encumbrances of record, the land located at 9 Executive Park Drive, North Billerica, Massachusetts, more particularly described in Exhibit "A" annexed hereto (the "Land"), together with the approximately 23,700 square foot building (the "Building") located thereon (collectively, the Land and the Building, the "Premises").

     2.2 Term and Delivery of Possession. To have and to hold for a term ("Term") commencing as of the date hereof (the "Commencement Date") and ending on the last day of the month in which the fifth anniversary of the Rent Commencement Date (as defined in Section 3.1 below) occurs, subject to the provisions of Section 2.3 below and early termination as provided herein. All obligations of Tenant hereunder shall apply from and after the Commencement Date except the obligation to pay Base Annual Fixed Rent which shall commence on the Rent Commencement Date.

     2.3 Option to Extend Term. Provided that the Tenant shall not have sublet more than fifty percent of the Building, nor assigned any of its rights under this Lease and, provided that at the time each such option to extend is exercised and at the commencement of each such extension period Tenant is not in default hereunder beyond applicable notice and cure periods, Tenant shall have the option to extend the Term as to the entire Premises for one (1) period of five (5) years (the "Extended Term"), upon the same terms and conditions then in effect with respect to the Premises, except (i) the Base Annual Fixed Rent shall be determined as set forth below, and (ii) Tenant shall have no option to extend the Term beyond the Extended Term. Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

     If Tenant desires to exercise its option as described in the foregoing paragraph, Tenant shall do so by written notice to Landlord (the "Exercise Notice") given not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the then Term of this Lease. If Tenant fails to deliver such written notice within the aforesaid periods, this Lease shall automatically terminate as of the end of the Term, unless sooner terminated as hereinafter provided. Time is of the essence of the foregoing provisions. Prior to the exercise by Tenant of such option to extend, the expression "Term" shall mean the original Term and after the exercise by Tenant of such options, the expression Term shall mean the original Term plus the Extended Term.

     Promptly after Landlord's receipt of the Exercise Notice, Landlord shall provide Landlord's quotation to Tenant of a proposed Base Annual Fixed Rent for the Extended Term ("Landlord's Rent Quotation"). Within ten (10) days after receipt of Landlord's Rent Quotation,

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Tenant shall notify Landlord of either its acceptance of Landlord's Rent
Quotation or its rejection of Landlord's Rent Quotation. If Tenant fails to respond within such ten (10) day period or accepts Landlord's Rent Quotation, Landlord's Rent Quotation shall be the Base Annual Fixed Rent for the Extended Term. If Tenant rejects Landlord's Rent Quotation, Landlord and Tenant shall have a period of thirty (30) days to agree on the Base Annual Fixed Rent for the Extended Term and execute a written instrument confirming such agreement. If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of a Base Annual Fixed Rent for such Extended Term and executed a written instrument confirming such agreement, then Tenant shall have the right, for ten (10) days following the expiration of the Negotiation Period, to (i) withdraw its Exercise Notice, in which event the Term will expire as otherwise set forth herein, or (ii) make a request to Landlord for a broker determination (the "Broker Determination") of the Fair Market Rent (as defined below) for the Extended Term, which Broker Determination shall be made in the manner set forth below. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for such Extended Term shall be the Fair Market Rent as determined by the Broker Determination. If Tenant shall fail to either withdraw its Exercise Notice or make a request for a Broker Determination within the time period set forth above, Landlord's Rent Quotation shall be Base Annual Fixed Rent for the Extended Term.

     If Tenant shall send a notice to Landlord requesting a Broker Determination of the Fair Market Rent, which notice to be effective must include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in Billerica Market, then within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

     Within thirty (30) days after the selection of the third broker, the three
(3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the condition of the Premises (or the condition which Tenant is required to maintain the Premises if Tenant has failed to so maintain the Premises) and all other relevant factors (including, without limitation, free rent or other economic concessions) and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the "Fair Market Rent".

     If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Fair Market Rent.

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Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

     If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant's broker shall alone make the determination of the Fair Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc., and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

                                   ARTICLE III

                                      Rent

     3.1 The Fixed Rent. Tenant agrees to pay to Landlord, or as directed by Landlord at such place as Landlord shall from time to time designate by notice, commencing on August 1, 2002 (the "Rent Commencement Date"), and thereafter monthly, in advance, on the first day of each and every calendar month during the Term, a sum equal to one-twelfth (1/12) of the Base Annual Fixed Rent specified in Section 1.1 hereof, i.e. $21,725.00 per month. If the obligation of Tenant to pay Base Annual Fixed Rent hereunder begins on a day other than on the first day of a calendar month, rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly installment for each day, payable in advance.

     3.2 Additional Rent. This Lease is a NET LEASE, and Landlord shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Premises except to the extent hereinafter provided, nor shall the rent payable hereunder be subject to any abatement, reduction or offset whatsoever on account of any such charge or otherwise except as hereinafter provided. All sums due under this Lease other than Fixed Rent shall be deemed "Additional Rent". In addition, Tenant agrees that in the event Landlord elects to have the Premises professionally managed, Landlord shall have the right to charge Tenant, as Additional Rent, an annual management fee equal to 1.5% of Annual Fixed Rent. In order that the Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, operating costs,

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taxes, betterment assessments, insurance costs, and utility charges with respect to the Premises as provided in this Section 3.2 as follows:

     3.2.1 Real Estate Taxes. Tenant shall pay, directly to the authority charged with collection thereof: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). If any tax or assessment levied against the Premises may legally be paid in installments, Tenant may elect to pay such tax or assessment in installments. For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not less than five days prior to the last date on which the same may be paid without interest or penalty; provided that for any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 10 days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. Tenant shall, promptly after payment thereof, furnish Landlord proof of payment of all items in this Section 3.2.1 which are payable by Tenant.

     If Tenant shall deem itself aggrieved by any such tax or assessment, and shall elect to contest the payment thereof, Tenant may make such payment under protest or, if postponement of such payment will not jeopardize Landlord's title to the Premises nor prejudice Landlord's rights with respect to abatement proceedings, Tenant may postpone the same provided that it shall secure such payment and the interest and penalties thereon and the costs of the contest of the tax or assessment, or of the proceedings or the suit in which such contest may be had, by causing to be delivered to Landlord cash or other security satisfactory to Landlord, or a bond of a good and solvent surety company, in form and content satisfactory to Landlord.

     Either party paying any tax or assessment shall be entitled to recover, receive and retain for its own benefit all abatements and refunds related thereto, unless it has previously been reimbursed by the other party. Any abatement or refund related to a tax or assessment the payment of which was apportioned between the parties shall be first applied to the costs of securing such abatement or refund, and the balance shall be apportioned in like manner. Notwithstanding any other provision of this Lease to the contrary, neither party paying any tax or assessment shall make such payment, in such an amount, in such a manner, or at such a time as would prejudice any abatement proceeding unless failure to make such payment would jeopardize either party's interest in the Premises in which case payment shall be made so that such interest is not so jeopardized.

     Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease (other than any tax referred to in clause
(ii) above) unless (a) such tax is imposed, levied or assessed in substitution for any other tax or assessment which Tenant is required to pay pursuant to this
Section 3.2.1, or (b) if at any time during the Term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Premises and/or any tax or assessment measured by or based, in whole or in part, upon such rents or measured in whole or in part by income from the Premises (if in computing such rents or income there is not allowable as a deduction for the taxable year substantially all of the depreciation or interest deductions allowed for federal income tax purposes for the taxable year), or upon the value of the Premises or any present or future improvement or improvements on the Premises, in which case all such taxes and assessments or the part thereof so measured or based ("Substitute Taxes"), shall be payable by Tenant, provided however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord.

     3.2.2 Tax Fund Payments. At Landlord's election, Tenant shall as Additional Rent, on the first day of each month of the Term, make Tax Fund Payments (as defined below) to Landlord. "Tax Fund Payments" refer to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all taxes and assessments referred to in
Section 3.2.1 when they become due and payable. If the aggregate of said Tax Fund Payments is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of all said taxes and assessments, such payment to be made on or before the later of (a) 10 days after receipt by Tenant of notice from Landlord of such amount, or (b) the 30th day prior to the last day on which such taxes and assessments may be paid without interest or penalty. If Tenant shall have made the aforesaid Tax Fund Payments, Landlord shall pay to the proper authority charged with the collection thereof all taxes and assessments referred to in
Section 3.2.1, up to the amount of such Tax Fund Payments. Any balance remaining after such payment by Landlord shall be credited by Landlord to Tax Fund Payments next due from Tenant.

     3.2.3 Insurance. Tenant shall take out and maintain throughout the Term the following insurance protecting Landlord as a named insured and with such additional insureds as Landlord from time to time may designate by notice to Tenant, the premiums under which shall be Additional Rent:

     3.2.3.1 All-risk insurance covering all buildings and improvements now existing or hereafter erected upon the Premises, and all equipment, fixtures, machinery, furnishings and furniture installed in or used in connection with the Premises, with such additional endorsements as may be necessary to include coverage for vandalism and malicious conduct, earthquake, water damage, and debris removal and demolition, with an agreed amount clause, in an amount at least equal to the replacement cost of all such buildings, improvements, equipment, fixtures, machinery, furnishings and furniture (but not less than the agreed amount).

     3.2.3.2 Rental value or similar insurance against abatement or loss of rent in an amount equal to at least all Annual Fixed Rent and Additional Rent payable for one year under this Article III, and unless Landlord waives the requirement to maintain such insurance, Landlord shall reimburse Tenant for the premium for such insurance within thirty (30) days of receipt of an invoice from Tenant's insurer for such insurance.

     3.2.3.3 Comprehensive general liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on or about the Premises or on the sidewalk or ways adjoining the Premises, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

     3.2.3.4 Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form" and in such amounts as Landlord may reasonably require. Also, insurance against such other hazards as may from time to time be required by any bank, insurance company or other lending institution holding a mortgage on the Premises, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes.

     3.2.3.5 At all times during the Term, during the course of any construction or renovation of any improvements or alterations on the Premises, completed value form, "all physical loss", builder's risk insurance on all work being performed on the Premises, in such amounts as Landlord may reasonably require to afford one hundred percent (100%) coverage against loss, and owner's contingent or protective liability insurance, covering claims not covered by or under the terms of the above-mentioned comprehensive general liability insurance, with combined single limit coverage at least equal to the limits set forth in Section 1.1, or such higher limits as Landlord may reasonably require, and workmen's compensation insurance covering all persons working on the job site or in connection with such construction.

     3.2.3.6 Policies for insurance required under the provisions of Sections 3.2.3.1, 3.2.3.2, 3.2.3.3 and 3.2.3.4 (except as to liability and workmen's compensation insurance under Section 3.2.3.4) shall, in case of loss, be first payable to the holders of any mortgages on the Premises under a standard non-contributing mortgagee's clause, and shall also provide for the adjustment of claims with the insurers under such policies by Landlord and the holder of any first mortgage on the Premises, if any. All policies of insurance required under this Section 3.2.3 or certificates of insurance therefor shall be deposited with the holder of any mortgage on the Premises or with Landlord, as Landlord may elect.

     All policies required under this Section 3.2.3 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's prior approval. Tenant agrees to furnish Landlord with policies of all such insurance prior to the beginning of the Term hereof and of each renewal policy at least 30 days prior to the expiration of the policy it renews. Each such policy shall be non-cancellable with respect to the interest of Landlord and the holders of any mortgages on the Premises without at least 30 days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific amount of coverage to the Premises, which allocation shall be sufficient in amount to satisfy the requirements of this Section 3.2.3.

     3.2.3.7 All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived as to such party, then the obligation of reimbursement by such party shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 3.2.3.7 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

     3.2.4 Utilities. Tenant shall pay directly to the proper authorities or persons or entities charged with the collection thereof all charges for gas, electricity, telephone, fuel and other utilities or services used or consumed on the Premises whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. Tenant shall make its own arrangements for such utilities and Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. Tenant agrees that it will at all times keep sufficient heat in the Building to prevent the pipes therein from freezing.

     3.3 Late Payment of Rent. If any installment of Fixed Rent or payment of Additional Rent is paid after the date the same was due, it shall bear interest from the due date (but in the first instance of Fixed Rent or Additional Rent not being paid on or before its due date, it shall not bear interest until expiration of applicable notice and cure periods) at the prime commercial rate of Fleet National Bank or its successor, as it may be adjusted from time to time, plus two (2%) percent per annum, or, in the event of Tenant's default under Section 7.1, plus four percent (4%) per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent.

                                   ARTICLE IV

                          Tenant's Additional Covenants

     4.1. Affirmative Covenants. Tenant covenants at its sole expense at all times during the Term and such further time as Tenant occupies the Premises or any part thereof:

     4.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

     4.1.2 Use. To use the Premises only for the permitted use set forth in
Article I and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense. Tenant may not engage in any activity which voids or makes voidable any insurance carried with respect to the Premises. Any increase in insurance premiums resulting from Tenant's use of the Premises shall be paid by Tenant.

     4.1.3 Repair and Maintenance. Except as otherwise provided in Section 5.3 and Article VI, to perform all maintenance, repairs and replacements necessary to keep the Premises, including, without limitation, and all improvements thereon and all heating, plumbing, hot water, ventilating, electrical, air-conditioning, security, alarm, elevator and mechanical systems and other fixtures and equipment now or hereafter on the Premises, in good order, condition and repair, reasonable use and wear only excepted; to maintain in good condition all landscaped areas and keep in good repair and clean and neat and free of snow and ice all surfaced roadways, walks, and parking and loading areas; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular and proper maintenance of the septic, security, alarm, elevator, heating, ventilating, and air-conditioning systems and copies of such contracts shall be furnished to Landlord. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.

     4.1.4 Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety equipment so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders, regulations, variances, licenses and permits of or granted by governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, and the condition, use or occupancy thereof, except that Tenant may defer compliance so long as the validity of any such order, regulation, code, ordinance or law shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance reasonably satisfactory to Landlord against any loss, cost or expense on account thereof, and provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property or material civil liability; not to dump, flush, release or in any way introduce, any hazardous substances, hazardous material, oil, or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises; not to release or dispose of hazardous substances, hazardous material, hazardous wastes, oil, or any other toxic substances at, in, from or on the Premises; to at all times comply with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. c.21C, and regulations adopted pursuant thereto, and successors to such act and regulations, as may be enacted from time to time, and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or use hazardous substances, hazardous material, hazardous wastes, oil, or any other toxic substances on the Premises without first (i) submitting to Landlord a list of all such hazardous substances, hazardous wastes, hazardous material, oil, and any other toxic substances and all permits required therefor,
(ii) receiving Landlord's consent for such storage or use, and (iii) thereafter providing to Landlord on an annual basis Tenant's certification that all required permits have been renewed with copies of such renewed permits; and, to comply with the orders and regulations of all governmental authorities with respect to environmental, zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. Tenant shall defend, indemnify and hold harmless Landlord and all Indemnified Parties (as defined in Section 4.1.6 below) from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from, or claimed to have arisen from, the use, storage, release or generation of hazardous substances, hazardous material, hazardous wastes, oil, or any other toxic substances on the Premises during the Term of this Lease. Notwithstanding the foregoing Tenant's covenants, Landlord agrees that Tenant shall be held harmless for releases of hazardous materials covered by Department of Environmental Protection Release Tracking Number ("RTN") 3-1461 or RTN 3-17694 and for any other release of hazardous materials released on the Premises prior to the date of this Lease. "Hazardous substances" as used in this paragraph shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.
Section 9601 and regulations adopted pursuant to said Act and "hazardous material" and "oil" as used in this paragraph shall mean "hazardous material" and "oil" as defined in the Massachusetts Oil and Hazardous Material Release Prevention and

Response Act, as amended, M.G.L. c.21E, and regulations adopted pursuant thereto, and successors to such act and regulations, as may be enacted from time to time.

     Tenant shall submit to Landlord on the Commencement Date and thereafter on December 31 of each year of the term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, hazardous substances, hazardous wastes, hazardous materials, and oil used, generated, or stored on the Premises; type of substance (liquid, gas or granular); quantity used, stored or generated per year; method of disposal, together with copies of all permits for such substance; and permit expiration date.

     4.1.5 Tenant's Work. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in compliance with the applicable provisions of Section 4.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; to furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the specifications approved in writing by Landlord, and that no liens for labor or materials will attach to the Premises with respect to any such work; to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

     4.1.6 Indemnity. Except to the extent arising out of, or directly related to, the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall defend all actions, against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages on the Premises and any other party having an interest in the Premises (herein, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises or (b) arising from, or claimed to have arisen from: (i) injury to or death of any person, or damage to or loss of property, on or about the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, (ii) violation by Tenant of this Lease, (iii) any act, fault, omission, negligence or other misconduct of

Tenant or its agents, contractors, licensees, sublessees or invitees, and (iv) any contest initiated by Tenant referred to in Sections 3.2.1 and 4.1.4.

     4.1.7 Landlord's Right to Enter. To permit Landlord and its agents, employees and contractors to enter into and examine the Premises at reasonable times and upon 48 hours advance notice (and in case of emergency at any time without notice) to (i) make such repairs, replacements and additions as Landlord may elect, without, however, any obligation to do so, (ii) show the Premises to prospective purchasers, lenders, and tenants and, during the last twelve (12) months of the Term as it may be extended hereunder, (iii) keep affixed in suitable places notices for letting, and (iv) perform such monitoring, testing and remediation as Landlord deems necessary or desirable with respect to presence of any hazardous materials in, on or under the Premises and shall right shall include the right to alter or excavate the Land and install thereon such monitoring and/or remediation systems as Landlord deems necessary or desirable, and to the extent possible through exercise of commercially reasonable efforts, Landlord shall provide alternative parking where such alteration or excavation materially and adversely impacts the parking areas on the Premises and the remaining parking areas on the Premises are insufficient for Tenant's requirements.

     4.1.8 Personal Property at Tenant's Risk. To the maximum extent that this agreement may be made effective according to law, that all of the records, materials, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through and under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant or anyone claiming under Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless caused solely by the negligence or willful misconduct of Landlord and subject to Section 3.2.3.7 below.

     4.1.9 Payment of Landlord's Cost of Enforcement. To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

     4.1.10 Yield Up. At the expiration of the Term or earlier termination of this Lease, to surrender all keys to the Premises, to remove all personal property purchased or leased by Tenant and located in the Premises, which are not affixed to the building or land or which Landlord has agreed in writing that Tenant may remove at the expiration of the Term, to remove such installations made by Tenant as Landlord may request and all Tenant's signs wherever located, and to yield up the Premises (including all installations and improvements made by Tenant except for those as to which Landlord shall request Tenant to remove and except for movable trade fixtures) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Tenant will repair any and all damage caused by or resulting from any removals. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in enforcing such removal and disposition and in making any necessary repairs and replacements to the Premises.

     4.1.11 Estoppel Certificate. Upon not less than ten (10) days prior written notice, either Landlord or Tenant agrees, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same are in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent and Additional Rent and other charges have been paid and any other information reasonable required. Any such statement delivered pursuant to this Section 4.1.11 may be relied upon by any prospective purchaser, mortgagee or lending source.

     4.1.12 Landlord's Expenses Regarding Consents. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

     4.1.13 Financial Statements. If Tenant is not publicly traded, Tenant shall furnish to Landlord and to any holder of a mortgage on the Premises as Landlord may designate by notice to Tenant, within 75 days after each full or partial fiscal year of operation on the Premises, a current balance sheet and an annual operating statement, in form and detail satisfactory to Landlord and to any such holder of a mortgage, prepared by a certified public accountant acceptable to Landlord and to any such holder of a mortgage. Landlord may require that such statements be certified by an officer of Tenant.

     4.1.14 Hold Over. Any holding over by Tenant after the expiration or early termination of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Base Annual Fixed Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease or (y) the fair market rental value of the Premises, plus in case of
(x) or (y) all Additional Rent which Tenant is required to pay hereunder, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises; provided, however, that in the event Landlord and Tenant are engaged in good faith negotiation to extend the Term of the Lease, then during the period of such negotiation following the expiration or early termination of the Lease but in no event for more than sixty (60) days after the expiration or early termination of the Lease ("the Extension Negotiation Period"), the Base Annual Fixed Rent which was in effect immediately prior to the expiration or early termination of the Lease computed on a daily basis shall continue to apply. From and after the end of the Extension Negotiation Period, if any, Tenant shall pay to Landlord as a use and occupancy charge an amount equal to the greater of (x) 150% of the Base Annual Fixed Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease or (y) the fair market rental value of the Premises, plus in the case of (x) or (y) all Additional Rent which Tenant is required to pay hereunder, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term or require Landlord to enter into negotiations to extend the Term of the Lease. All property which remains on the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

     4.2 Negative Covenants. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

     4.2.1 Assignment and Subletting. (a) Not to assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant's rights hereunder, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Tenant to occupy all or any part of the Premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord agrees to respond to a request for consent within seven (7) business days of receipt from Tenant of all information required hereunder. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Section 4.2.1 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of, and other equitable relief with respect to, the provisions hereof.

     (b) Notwithstanding the foregoing, Tenant may assign this Lease or sublet all of the Premises to (a) any corporation controlling, controlled by, or under common control with Tenant (each a "Tenant Affiliate"), or (b) to any successor of Tenant by merger, consolidation or acquisition of substantially all of the assets of Tenant (a "Permitted Tenant Successor"), provided that (a) Tenant shall deliver to Landlord at least 30 day's advance written notice of such proposed assignment or sublease, (b) in the case of a merger, consolidation or sale of assets, the net worth of the Permitted Tenant Successor (determined in accordance with generally accepted accounting principles) immediately after such merger, consolidation or sale shall be at least equal to the net worth of Tenant (similarly determined) as of the date of execution of this Lease and evidence of the same is delivered to Landlord at least five (5) days prior to such merger, consolidation or sale. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet shall cease to be such a parent, subsidiary or affiliate corporation, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

     (c) In the event Tenant desires to assign this Lease or to sublet the whole of the Premises, Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty
(30) days after receipt of Tenant's notice, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date.

     (d) In the event that Landlord shall not have exercised the termination right as set forth above, then for a period of ninety (90) days after (i) the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) the expiration of the thirty (30) day period referred to in Section 4.2.1(c) above in the event Landlord shall not give any or timely notice under Section 4.2.1(c), as the case may be, Tenant shall have the right to assign this Lease or sublet the whole of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 4.2.1(e) below provided that, in each instance, Tenant first obtains the express prior written consent of Landlord. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

     (i) the proposed assignee or subtenant is not of good character and reputation, or

     (ii) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

     (iii) the assignee or subtenant proposes to use the Premises for a purpose other than the purpose for which the Premises may be used as stated herein, or

     (iv) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or

     (v)    there shall be existing a default (defined in Article VII below).

     (e) If Tenant desires to assign this Lease or to sublet the whole or a part of the Premises and Landlord has not exercised its rights under subsection
(c) above, Tenant shall give Landlord prior notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 4.2.1(b) above, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 4.2.1 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) all other information as Landlord may reasonably request.

     (f) If for any assignment or sublease or occupancy by another, Tenant receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, in excess of the rent called for hereunder, or in case of sublease of part of the Premises, in excess of such rent fairly allocable to the part so subleased, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

     (g) It shall be a condition of the validity of any assignment of right or consented to by Landlord, that both Tenant and the assignee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee to be bound by all the obligations of the Tenant hereunder from and after the date of the assignment, including, without limitation, the obligation to pay the Base Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease, but such assignment shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee shall be joint and several. It shall be a condition of the validity of any sublease of right or consented by Landlord that the sublease provide (with Landlord specifically stated to be a third-party beneficiary of such provision) that the subtenant:
(i) will not breach any of Tenant's obligations under the Lease, (ii) will obtain any liability insurance covering the same risks, in the same amounts, and covering the same parties which Tenant is required to obtain and maintain pursuant to this Lease, (iii) shall, prior to entering the Premises, deliver to Landlord a certificate of such liability insurance, and (iv) agrees that any sub-sublease by such subtenant and any assignment of such subtenant's interest in its sublease shall be considered to be a sublease by Tenant, for the purposes of this Section 4.2.1 and shall be subject and subordinate to all of the provisions of this Section 4.2.1. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated. As additional rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request for consent to assignment or subletting.

     4.2.2 Overloading and Nuisance. Not to injure, overload, deface or otherwise harm the Premises; not to commit any nuisance; not to permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; not to make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of the Landlord's insurance; not to conduct any auction, fire, "going out of business" or bankruptcy sales.

     4.2.3 Alterations, Additions or Improvements. (a) Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord agrees to respond to a request for consent within seven (7) business days after receipt of plans, specifications and all other information required hereunder and such other information as Landlord may reasonably request. Failure of Landlord to respond within such seven (7) business day period shall be deemed consent to such alterations, additions and improvements. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole discretion and in no event shall Tenant be entitled to construct any additional buildings or structures on the Premises. Tenant shall not be required to obtain the consent of Landlord with respect to interior non-structural improvements to the Building which cost less than $10,000 in the aggregate with respect to each project provided Tenant complies with all other requirements of this Section 4.2.3 and other applicable provisions of this Lease and Tenant provides Landlord with ten (10) days advance written notice of each such project and copies of any plans and/or specifications prepared in connection with such project. Without limiting such standard, Landlord shall not be deemed unreasonable:

     (i) for withholding approval of any alterations, additions or improvements which (A) in Landlord's opinion might affect any structural or exterior element of the Building, (B) might adversely affect any base building mechanical system, (B) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (C) will require unusual expense to readapt the Premises to normal office use upon Lease termination or expiration.

     (ii) for making its approval conditional on Tenant's agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Term.

     (b) Landlord's review and approval of any such plans and specifications shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable legal requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable legal requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as a fee for Landlord's review of any plans or work, as Additional Rent, an amount equal to the third party expenses (not to exceed $2,000.00 in any one instance) incurred by Landlord to review Tenant's plans and Tenant's work ("Landlord's Review Fee").

     (c) Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable legal requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

     (d) All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Premises and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workers first approved by Landlord. Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord's election, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry workmen's compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.1 hereof and as the same may be modified as provided in Section 3.2.3 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, as an additional insureds and to deliver to Landlord certificates of all such insurance.

     (e) Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may so attach.

     (f) All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Term, except as follows:

     (i) At the expiration or earlier termination of the Term, Tenant shall remove any wiring, cables or other installations appurtenant thereto installed by or at the direction of Tenant for Tenant's computer, telephone and other communication systems and equipment and any alterations, additions and improvements made with Landlord's consent during the Term for which such removal was made a condition of such consent. In addition, Landlord shall have the right to require Tenant to remove at the expiration or early termination of the Term any improvements made to the Premises where Landlord consent was not required. With respect to improvements not requiring Landlord consent, Tenant may request in writing, which writing shall include a detailed plan of the proposed improvements, a determination of whether Landlord shall require removal of such improvements at the expiration or early termination of the Lease. Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

     (ii) If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord's approval is required hereunder without obtaining such approval, then at Landlord's request at any time during the Term, and at any event at the expiration or earlier termination of the Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 4.2.3 being applicable to any such work.

                                    ARTICLE V

                              Landlord's Covenants

     5.1 Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and any easements, restrictions, reservations or encumbrances of record as of the date of this Lease.

     5.2 Condition of Premises. Landlord makes no express or implied warranty that the Premises are suitable for the Permitted Uses, for Tenant's intended use of the Premises or for any purpose whatsoever. Tenant represents that Tenant has inspected the Premises and is thoroughly acquainted with their condition and shall lease the Premises "as is" and the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Premises, or any other matter or thing affecting or related to the Premises, except as herein expressly set forth in this Lease.

     5.3 Landlord's Maintenance Obligation. Landlord agrees that it shall, at its own cost and expense (unless the need arises out of the act, omission, negligence or willful misconduct of Tenant, its agents, employees or contractors, in which event, the same shall be performed at Tenant's expense),
(i) keep the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs of the Building and the structural integrity of the parking lot in substantially the same order, condition and repair as same are in on the date of this Lease, reasonable use and wear, fire and other casualty excepted, and (ii) replace the septic system as necessary provided Tenant has performed its obligations hereunder with respect thereto.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right to stop any service or utility system serving the Premises, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to limit the duration of such stoppage. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage.

                                   ARTICLE VI

                               Casualty or Taking

     6.1 Termination. In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within forty-five (45) days after the right of election accrues.

     6.2 Restoration. If Landlord does not exercise said election, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, but not in excess of the net proceeds of insurance recovered by Landlord under the rental value or similar insurance carried by Tenant pursuant to Section 3.2.3.2, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord into substantially the same condition existing immediately prior to such casualty or taking (or in the case of a taking, as nearly as practicable to such condition), which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence and only to the extent made available by Landlord's lender, if any. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

     6.3 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting its own claim against a taking authority for its trade fixtures, moving and relocation expenses, provided such action does not affect the compensation recoverable by Landlord from the taking authority.

                                   ARTICLE VII

                                    Defaults

     7.1 Events of Default. (a) This Lease and the Term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Term, any one or more of the following events shall occur and not be cured prior to the expiration of the grace period, if any, herein provided (herein called an "Event of Default"), as follows:

     (i) Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and Tenant shall fail to cure such default within ten (10) days after written notice from Landlord of such default; or

     (ii) Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not otherwise referred to in this Section 7.1) and such failure shall continue for thirty (30) days after written notice from Landlord to Tenant specifying such failure, or if said failure shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said failure within thirty (30) days after notice and/or fail to continuously prosecute the curing of the same to completion with due diligence, or

     (iii) Tenant becomes insolvent or fails to pay its debts as they fall due, or

     (iv) A trust mortgage or assignment is made by Tenant for the benefit of creditors, or

     (v) Tenant proposes a composition, arrangement, reorganization or recapitalization with creditors,

     (vi) The leasehold estate under this Lease or any substantial part of the property of Tenant is taken on execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance, or

     (vii) A receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant, and, in either case, if such appointment or taking of possession is not terminated within 60 days after it first occurs, or

     (viii) A petition is filed by or with the consent of Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or

     (ix) A petition is filed against Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within 60 days thereafter, or

     (x) Tenant dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation, or

     (xi)   Tenant abandons the Premises;

     (xii) Tenant fails to deliver an estoppel certificate within the period set forth in Section 4.1.11,

     (xiii) Tenant shall attempt to assign its interest in this Lease or sublet the Premises in violation of the requirements of Section 4.2.1, or

     (xiv) Landlord has given Tenant a notice of default in the performance of any of Tenant's obligation to pay the Fixed Rent or Additional Rent hereunder on two occasions within the previous twelve month period (whether or not such default was cured following the giving of such notice).

     (b)    Upon the happening of any one or more of the aforementioned
Events of Default, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any breach of covenant, immediately or at any time thereafter and without demand or notice and in accordance with due process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     7.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord upon Landlord's request, as liquidated damages and in lieu of such other damages set forth herein from and after the date of such request, the excess of the total rent reserved for the residue of the Term had the Lease not been terminated over the rental value of the Premises for said residue of the Term had the Lease not been terminated. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation in this Section 7.2 allocable to the corresponding portion of the Term and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may, but shall not be obligated to, (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and
(iii) keep the Premises vacant unless and until Landlord is able to rent the Premises to a Tenant which is at least as desirable and financially responsible as Tenant is on the date of this Lease, on terms not less favorable to Landlord than those of this Lease. No action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord agrees to use commercially reasonable efforts to relet the Premises after Tenant vacates the Premises in the event the Lease is terminated based upon a default by Tenant hereunder. In no event shall (i) Landlord be obligated to use reasonable efforts to relet the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant, or
(ii) Landlord be required to accept a tenant at a rental rate which, in Landlord's bona fide business judgment, is less than the current market rate for the Premises.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the 12 months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

     7.3 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     7.4 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following 10 days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

     7.5 Effect of Waivers of Default. Any consent or permission by Landlord or Tenant to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except to the specific instance, operate to permit similar acts or omission.

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     7.6 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed a waiver, an agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                  ARTICLE VIII

                                    Mortgages

     8.1 Rights of Mortgage Holders. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have such rights of Landlord as are necessary to preserve the integrity of this Lease as security but shall not assume Landlord's obligations hereunder. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord accruing from and after such entry, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

     8.2 Lease Superior or Subordinate to Mortgages. This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or mortgages secured by the Premises, and to any and all advances hereafter made thereunder, and to the interest of the holder or holders thereof in the Premises. The holder of any such presently existing mortgage shall have the election to subordinate the same to this Lease, exercisable by filing with the appropriate recording office a notice of such election, whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Tenant. Such election by the holder of any presently existing mortgage shall not affect priority with respect to this Lease of any other presently existing mortgage.

     Any mortgage or other voluntary lien or other encumbrance recorded subsequent to the recording of the notice or short form referred to in Section
10.3 shall be subject and subordinate to this Lease unless Landlord and the holder of any such subsequent mortgage and the holders of all mortgages prior to such subsequent mortgage elect to subordinate this Lease to such subsequent mortgage and to any and all advances thereafter made thereunder and to the interest of the holder thereof in the Premises, such election to be exercisable by Landlord and all such holder by filing with the appropriate recording office
(a) a notice of such election and (b) an agreement between the holder of such subsequent mortgage and Tenant, consented to by holders of all mortgages having priority over such subsequent mortgage, by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such subsequent mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of such holder and upon anyone purchasing said Premises at any foreclosure sale brought by such holder. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreement contained in this
Section 8.2 in such holder's standard form. Any such subsequent mortgage to which this Lease is subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                   ARTICLE IX

                            Miscellaneous Provisions

     9.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and shall be deemed duly served if (i) mailed by certified mail, return receipt requested, postage prepaid, or (ii) sent by reputable overnight courier which provides evidence of delivery, addressed, if to Tenant, at the Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, with a copy of any such notice delivered to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, Attn: Legal Department and, if to Landlord, at the Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant with a copy of any such notice delivered to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110, Attn: Real Estate Department. Notices from counsel of either party shall be deemed notice from such party.

     9.2 Acts of God. Except with respect to the payment of Fixed Rent and Additional Rent by Tenant, in any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war or civil commotion shall not be counted in determining the time during which such Act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

     9.3 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

     9.4 Bind and Inure; Limitation on Landlord's Liability. Except as herein provided otherwise, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its legal representatives, successors and assigns, and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and its legal representatives, successors and assigns and shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns.

     No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Landlord's liability hereunder shall be limited to one year's Base Annual Fixed Rent, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. The next preceding sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

     9.5 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations or shall fail to commence and diligently pursue to perform such obligation and such failure shall continue for a period of thirty
(30) days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. In no event shall Landlord, its directors, officers or employees ever be liable for special, incidental or consequential damages by reason of any default by Landlord hereunder, or by reason of any act, omission, negligence, willful misconduct or tortious conduct of Landlord, its agents, employees or contractors, whether or not Landlord is notified that such damages may occur. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

     9.6 Partial Invalidity. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (including the remainder of such provisions) and the applications thereof to the persons or circumstances shall not be affected thereby.

     9.7 Entire Agreement. This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

     9.8 Brokerage. Tenant warrants and represents to Landlord and Landlord warrants and represents to Tenant that each has had no dealings with any broker or agent in connection with this Lease except as set forth in Section 1.1, and each covenants to defend with counsel approved by the other, hold harmless and indemnify such other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent not identified in Section 1.1 with respect to the indemnifying party's dealings in connection with the Premises, this Lease or the negotiation thereof.

     9.9 Notice of Lease. Tenant agrees that it will not record this Lease. Upon Tenant's or Landlord's request, both parties shall execute and deliver an instrument in form appropriate for recording as permitted by applicable statute as a notice of this Lease. If this Lease is terminated before the Term expires, the parties shall execute, deliver and record an instrument acknowledging that fact and the effective date of termination of this Lease.

     9.10 No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

     9.11 "Landlord" and "Tenant". Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

     9.12 Submission Not an Offer. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

                                    ARTICLE X

                                Security Deposit

     10.1 Tenant shall deliver to Landlord upon the execution of this Lease an unconditional, assignable and irrevocable stand-by letter of credit (the "Letter of Credit") in the initial amount of $21,725.00, and on or prior to July 1, 2002, Tenant shall deliver an amendment to the Letter of Credit for an additional amount of $108,625.00 (collectively, the "Security Deposit"). The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. The Letter of Credit shall be on the following terms and conditions: (i) issued by a commercial bank acceptable to Landlord, which bank must have a counter for presentment in the Boston, Massachusetts or in another location acceptable to Landlord; (ii) having a term which shall have a final expiration date not sooner than thirty (30) days after the scheduled Expiration Date, however, if the Letter of Credit has an earlier expiration date, it shall contain a so-called "evergreen clause" and be automatically renewed prior to the stated expiration date(s) until a date that is not sooner than thirty (30) days after the Expiration Date; (iii) available for negotiation by draft(s) at sight accompanied by a statement signed by Landlord stating that the amount of the draw represents funds due to Landlord (or its successors and assigns) due to the failure of Tenant to pay Fixed Rent and/or Additional Rent when due or otherwise perform its obligations under this Lease and (iv) be otherwise on terms and conditions satisfactory to Landlord.

     10.2 It is agreed that in the event Tenant defaults beyond any applicable notice and cure period in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may draw upon the Letter of Credit or upon the funds held on account as the Security Deposit to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Tenant is in default or for any reasonable sum which Landlord may expend or may be required to expend by reason of Tenant's default (beyond applicable notice and cure periods) in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event the bank issuing the Letter of Credit (i) gives notice to Landlord that the Letter of Credit will not be renewed (such notice being addressed and delivered to Landlord as required by this Lease) or (ii) fails to renew the Letter of Credit, Landlord shall be entitled to draw upon such bank at sight for the balance of the Letter of Credit and hold or apply the proceeds thereof in accordance with the terms of this Lease. Any proceeds held by Landlord may be commingled with Landlord's assets and Landlord shall have no obligation to pay interest on such amounts. Landlord shall return any unapplied portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of: (1) payment by Tenant in full of all Rent and Additional Rent due and completion of any restoration required under the Lease; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Expiration Date. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or any funds on deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord draws upon the Letter of Credit or on funds on deposit as the Security Deposit, Tenant shall provide a new irrevocable letter of credit (on the terms set forth above) or with cash in the amount of the amount so drawn within seven (7) days after Landlord notifies Tenant of the draw or withdrawal so that at all times the total amount of Letters of Credit and/or funds in the account held by Landlord shall be equal to the aggregate Security Deposit.

     10.3 If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee following the assignment. Any letter of credit shall provide that it may be assigned from time to time and as many times as Landlord desires at no expense to Landlord or the assignee. Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.


                           [SIGNATURE PAGE TO FOLLOW]

           Executed as a sealed instrument this 22nd day of May, 2002.


                                    Tenant:

                                    PHOTOELECTRON CORPORATION, a
                                    Massachusetts corporation

                                              /s/ Timothy Baker
                                              -----------------
                                              Name: Timothy Baker
                                              Its: Chief Operating Officer


                                    Landlord:

                                    AMERICAN POWER CONVERSION CORPORATION,
                                    a Delaware corporation

                                              /s/ Donald M. Muir
                                              ------------------

                                    EXHIBIT A

                              Property Description

     The land with the buildings and improvements thereon, situated on the northwesterly side of Executive Park Drive, in the Town of Billerica, Middlesex County, Massachusetts, shown as Lot 13A on a plan entitled "Plan of Land in Billerica, Mass.", owned by Richard J. Kelly, dated November 4, 1993, by Raymond Engineering Service, which plan is recorded with Middlesex North District Registry of Deeds in Book of Plans 183, Plan 74.

     Containing according to said plan, 82,154 square feet of land, more or less.

                                       A-1